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CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)

 EXCLUDING INTEREST ON DEPOSITS                                                            NINE MONTHS
                                                                                              ENDED
                                                                                           SEPTEMBER 30
                                     1993      1992       1991       1990    1989          1994     1993
                                    ------   -------    -------    -------  -------      -------   -----

FIXED CHARGES:
  INTEREST EXPENSE (OTHER THAN
  INTEREST ON DEPOSITS) (A)        6,324     5,826      5,973      9,414   11,482        4,908     4,587
  INTEREST FACTOR IN RENT EXPENSE    147       162        171        173      161          107       112
                                 -------   -------     -------    -------  -------      -------   ------
    TOTAL FIXED CHARGES            6,471     5,988      6,144      9,587   11,643        5,015     4,699

INCOME:
  ADJUSTED NET INCOME(LOSS)        1,919(B)    722        (914)(C)   318(D)   498        2,380(E)  1,344(B)
  INCOME TAXES                       941       696         677       508    1,035        1,000       956
  FIXED CHARGES                    6,471     5,988       6,144     9,587   11,643        5,015     4,699
                                  -------   -------     -------  -------   -------      -------  -------
    TOTAL INCOME                   9,331     7,406       5,907    10,413   13,176        8,395     6,999
                                  =======   =======     =======  =======   =======      =======  =======

RATIO OF INCOME TO FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS    1.44      1.24       0.96(F)    1.09     1.13         1.67      1.49
                                  =======   =======     =======   =======   =======      =======  =======


INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
  INTEREST EXPENSE                16,121    16,327      17,089    23,798   24,218       11,822   11,874
  INTEREST FACTOR IN RENT EXPENSE    147       162         171       173      161          107      112
                                  -------   -------     -------   -------  -------      -------  -------
    TOTAL FIXED CHARGES           16,268    16,489      17,260    23,971   24,379       11,929   11,986

INCOME:
  NET INCOME(LOSS)                 1,919(B)    722        (914)(C)   318(D)   498        2,380(E) 1,344(B)
  INCOME TAXES                       941       696         677       508    1,035        1,000      956
  FIXED CHARGES                   16,268    16,489      17,260    23,971   24,379       11,929   11,986
                                 -------   -------     -------   -------   -------       -------  -------
    TOTAL INCOME                  19,128    17,907      17,023    24,797   25,912       15,309   14,286
                                 =======   =======     =======   =======  =======        =======  =======
RATIO OF INCOME TO FIXED CHARGES
  INCLUDING INTEREST ON DEPOSITS    1.18      1.09        0.99(F)   1.03     1.06         1.28     1.19
                                 =======   =======     =======    =======  =======        =======  ======


(A) PRIOR YEARS HAVE BEEN RECLASSIFIED TO CONFORM TO CURRENT YEAR'S PRESENTATION.
(B) NET INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1993 AND FULL YEAR 1993 EXCLUDE THE CUMULATIVE EFFECT
OF  ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO.109, "ACCOUNTING FOR INCOME TAXES", OF $300
MILLION. (C) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1991 EXCLUDES THE CUMULATIVE EFFECT OF ACCOUNTING
CHANGE FOR VENTURE CAPITAL INVESTMENTS OF $457 MILLION.
(D) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1990 EXCLUDES THE CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR
CERTAIN DERIVATIVE PRODUCTS OF $140 MILLION.
(E) NET INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30,1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING
STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF
$(56) MILLION.
(F) EARNINGS FOR THE YEAR ENDED DECEMBER 31, 1991 WERE INADEQUATE TO COVER FIXED CHARGES BY THE AMOUNT OF
$237 MILLION.
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